UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 22, 2004

THE PANTRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-72574	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1801 Douglas Drive Sanford, North Carolina	27330-1410
(Address of principal executive offices)	(Zip Code)

(919) 774-6700

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 22, 2004, The Pantry, Inc. (the “Company”) issued a press release disclosing preliminary estimates of the damage caused by recent hurricanes. In the press release, the Company stated that estimated uninsured property losses attributable to Hurricanes Charley, Frances and Ivan, which primarily impacted the Company’s stores in Florida and the Mississippi Gulf Coast, will reduce pre-tax income in the current quarter by approximately $2.2 million to $2.5 million, or approximately $0.06 to $0.07 per share. In addition, the Company stated that all but two locations in the affected areas were reopened shortly after the storms passed and power was restored. Factoring in increased business in the affected areas prior to the storms, the Company added that the net effect of the hurricanes on operating results (other than the property losses) was minimal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PANTRY, INC.

By:	/s/ Peter J. Sodini
Peter J. Sodini
President and Chief Executive Officer

Date: September 22, 2004